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PRICING SUPPLEMENT NO.  3-R  DATED        Filed Pursuant to
SEPTEMBER 25, 1997 TO PROSPECTUS DATED    Rule 424(b)(5)
SEPTEMBER 17, 1997                        File No. 333-34087


                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series D
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated September 17, 1997.

Aggregate Principal Amount:               $3,767,000.00
Original Issue Date (Settlement Date)     September 30, 1997
Stated Maturity Date:                     September 15, 2004
Issue Price to Public:                    100.00% of Principal Amount
Interest Rate:                            7.375% Per Annum
Interest Payment Dates:                   October 15 and monthly
                                          thereafter
                                          Commencing October 15, 1997
Survivor's Option:                        [ X ] Yes    [   ] No
Optional Redemption:                      [ X ] Yes    [   ] No
Initial Redemption Date:                  September 15, 1999
Redemption Price:                         Initially 101.00% of Principal
                                          Amount and 100% after the first
                                          anniversary of the Initial
                                          Redemption Date.

       Agent                              Principal Amount of Notes
                                             Solicited by Agent

J.W. Korth & Company                      $3,767,000.00

                                            Per Note
                                          Sold by Agents
                                           To Public     Total

Issue Price:                              $1,000.00    $3,767,000.00
Agent's Discount or Commission:           $    3.50    $   13,184.50
Maximum Dealer's Discount or
  Selling Concession:                     $   23.00    $   86,641.00
Proceeds to the Company:                  $  973.50    $3,667,174.50

CUSIP Number:   12589QUF1
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